Exhibit 31.1

CERTIFICATION

I, Kerry R. Hicks, President and Chief Executive Officer of Health Grades, Inc., certify that:

     1. I have reviewed this amendment on Form 10-K/A to the annual report on Form 10-K of Health Grades, Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2005	By:	/s/ Kerry R. Hicks
		Name:	Kerry R. Hicks
		Title:	President and Chief Executive Officer